Exhibit 99.2

Blackbaud Names Two New Directors to Its Board

David Golden and Sarah Nash bring business and nonprofit leadership experience to new roles

Charleston, S.C. (July 27, 2010) – Blackbaud, Inc., (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, announced today that David Golden and Sarah Nash have joined the Blackbaud Board of Directors.

“We are pleased to welcome both David and Sarah to the Blackbaud Board of Directors,” said Andrew M. Leitch, chairman of the Board. “With their extensive experience in both the for-profit and nonprofit sectors, they will bring valuable expertise to the board to help guide Blackbaud’s operations and strategic direction and ultimately, to better serve our nonprofit customers.”

David Golden is a partner and executive vice president of Revolution LLC, a private Washington, DC-based operating and investment company launched by AOL co-founder Steve Case in April 2005, which seeks to drive transformative change by shifting power to consumers and building significant, category-defining companies in the process. Golden currently serves on the boards of CODE Advisors LLC, Everyday Health, Inc., Extend Health, Inc., Vinfolio, The Branson School, and ABC2; and on the advisory boards for Granite Ventures LLC and Partners For Growth LLC. He joined Revolution LLC after a long career with JPMorgan, where he departed as vice chairman in 2006. He is a member of the New York and Minnesota State Bar associations and is a FINRA Registered Representative. He received his bachelor’s and juris doctor degrees from Harvard College and Harvard Law School.

“I am excited to be a part of Blackbaud, a company that empowers nonprofits with technology,” said Golden. “The company’s nearly 30-year history in the software industry, its financial stability, and impressive management team have positioned it well to serve its nonprofit customers.”

Sarah Nash currently serves on the boards of Knoll, Inc. and Merrimack Pharmaceuticals, Inc. and is a trustee of the New York Historical Society, NewYork-Presbyterian Hospital, the New York Restoration Project, and Washington and Lee University. She is also a member of the business leadership council of City University of New York and the National Board of the Smithsonian Institution. She spent nearly 30 years in investment banking at JP Morgan, retiring as a vice chairman in 2005. She holds a bachelor’s degree in political science from Vassar College.

“I am honored to join the Blackbaud Board of Directors and to help lead the company in its mission of making the world a better place,” said Nash. “Nonprofits are facing unique challenges and Blackbaud has a proven track record of developing solutions to help them meet these challenges and better serve their missions.”

Golden and Nash will join Andrew M. Leitch, chairman of the Board; Marc Chardon, president and chief executive officer; and Timothy Chou, George Ellis, John McConnell, and Carolyn Miles as directors.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 22,000 organizations — including University of Arizona Foundation, American Red Cross, Cancer Research UK, The Taft School, Lincoln Center, In Touch Ministries, Tulsa Community Foundation, Ursinus College, Earthjustice, International Fund for Animal Welfare, and the WGBH Educational Foundation — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Australia, Canada, Hong Kong, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

Media Contact:

Melanie Mathos

Blackbaud, Inc.

843.216.6200 x3307

melanie.mathos@blackbaud.com

Source:    Blackbaud

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.